The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.

Investor Contact: Dennis E. McDaniel, 513-870-2768
CINF-IR@cinfin.com

Media Contact: Betsy E. Ertel, 513-603-5323
Media_Inquiries@cinfin.com

Cincinnati Financial Reports First-Quarter 2018 Results

Cincinnati, April 25, 2018 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:

•
First-quarter 2018 net loss of $31 million, or 19 cents per share, compared with $201 million of net income, or $1.21 per share, in the first quarter of 2017, after recognizing a $156 million reduction in the fair value of equity securities still held that prior to 2018 would have been reported in other comprehensive income instead of net income.

•	$22 million increase in non-GAAP operating income* to $120 million, or 72 cents per share, compared with $98 million, or 59 cents per share, in the first quarter of last year.

•
$232 million decrease in first-quarter 2018 net income, reflecting the after-tax net effect of a $254 million decrease in net investment gains. Included in the $254 million decrease in net investment gains was a reduction of $98 million in net gains of securities sold, in addition to the $156 million noted above related to adopting a new accounting standard.

•	$48.42 book value per share at March 31, 2018, down $1.87 or 3.7 percent since year-end.

•	Negative 2.7 percent value creation ratio for the first three months of 2018, compared with positive 3.8 percent for the same period of 2017.

Financial Highlights

(Dollars in millions, except per share data)	Three months ended March 31,
	2018	2017	% Change
Revenue Data
Earned premiums	$1,260	$1,208	4
Investment income, net of expenses	150	149	1
Total revenues	1,224	1,523	(20)
Income Statement Data
Net income (loss)	$(31)	$201	nm
Investment gains and losses, after-tax	(151)	103	nm
Non-GAAP operating income*	$120	$98	22
Per Share Data (diluted)
Net income (loss)	$(0.19)	$1.21	nm
Investment gains and losses, after-tax	(0.91)	0.62	nm
Non-GAAP operating income*	$0.72	$0.59	22

Book value	$48.42	$44.07	10
Cash dividend declared	$0.53	$0.50	6
Diluted weighted average shares outstanding	164.0	166.5	(2)

*
The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures defines and reconciles measures presented in this release that are not based on U.S. Generally Accepted Accounting Principles.

**	Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement.

CINF 1Q18 Release 1

Insurance Operations First-Quarter Highlights

•	97.9 percent first-quarter 2018 property casualty combined ratio, down from 99.7 percent for the first quarter of 2017.

•	2 percent growth in first-quarter net written premiums, reflecting price increases and premium growth initiatives.

•
$159 million first-quarter 2018 property casualty new business written premiums, up 4 percent. Agencies appointed since the beginning of 2017 contributed $14 million or 9 percent of total new business written premiums.

•	$13 million of life insurance subsidiary net income, up less than $1 million from first-quarter 2017, and 8 percent growth in first-quarter 2018 term life insurance earned premiums.
Investment and Balance Sheet Highlights

•	1 percent or $1 million increase in first-quarter 2018 pretax investment income, including an 8 percent increase for stock portfolio dividends and a 1 percent decrease for bond interest income.

•	Three-month decrease of 2 percent in fair value of total investments at March 31, 2018, including a 3 percent decrease for the stock portfolio and a decrease of 2 percent for the bond portfolio.

•	$2.494 billion parent company cash and marketable securities at March 31, 2018, down less than 1 percent from year-end 2017.

Property Casualty Underwriting Producing Steady Results
Steven J. Johnston, president and chief executive officer, commented: “Non-GAAP operating income started the year strong, increasing 22 percent compared with last year’s first-quarter result. While our swing in net income may be surprising to some, it’s mostly due to a change in accounting rules as required by the Financial Accounting Standards Board. This was the first quarter we had to recognize investment gains or losses on all equity securities we still hold as part of net income. In the past, these gains or losses would have been reported in other comprehensive income.
“Going forward, this accounting change will produce more volatility than we are used to seeing in our net income results. While this quarter it had a negative effect, if this rule would have been in place at the end of last year, our fourth quarter net income would have increased by $256 million.
“Turning to our insurance business, property casualty underwriting continued to produce steady results as our first quarter combined ratio improved 1.8 points to 97.9 percent compared with first-quarter 2017. While lower weather-related catastrophes helped the combined ratio this quarter by nearly 5 points, an increase in losses caused by weather, but not part of a named catastrophe event for the industry, contributed 6.4 points to the first quarter ratio this year compared with 2.9 points a year ago.
“Looking through to our results without the effects of those weather-related losses, our combined ratio decreased by half of a percentage point compared with first-quarter 2017. That decrease helps to show the steady, ongoing benefits of our initiatives to improve profitability through pricing precision and the use of predictive analytics.”
Balancing Growth and Profitability
“Net written premiums for our property casualty business grew 2 percent in the quarter with growth in our personal lines business up 9 percent and our excess and surplus lines business up 15 percent, both compared to first-quarter 2017. Our commercial lines business experienced a small decline in net written premiums for the quarter due to a combination of underwriting discipline and timing of renewals for larger accounts.
“We’ve grown faster than the industry in each of the past 5 years. And, we believe we can sustain that trend as we continue to execute on our premium growth strategies. Already in 2018, we’ve appointed 46 new agencies, written $15 million in new business for our agencies’ high net worth personal lines customers and grown net written premiums through Cincinnati ReSM by 15 percent.
“We now have relationships with 1,724 premier independent agencies. We’re confident in the abilities of our teams of associates – both in the field and at our headquarters – to fulfill the promise we make to deliver outstanding customer service, earning our agents’ best business and balancing growth and profitability for the long-term.”
Focusing on a Long-Term Investment Strategy
“Downward pressure in both the equity and bond markets contributed to a 3.7 percent decline in book value to $48.42 per share at March 31 compared with year-end 2017. Despite this movement, we estimate that our total portfolio still holds nearly $3 billion in appreciated value before taxes.
“We maintain a long-term perspective with our investment philosophy and aren't swayed by periodic market volatility. Our insurance business continues to provide cash that we invest in high-quality bonds and dividend-paying stocks. We are poised to further benefit from these purchases when the markets rebound.”

CINF 1Q18 Release 2

Insurance Operations Highlights
Consolidated Property Casualty Insurance Results

(Dollars in millions)	Three months ended March 31,
	2018	2017	% Change
Earned premiums	$1,200	$1,151	4
Fee revenues	3	3	0
Total revenues	1,203	1,154	4

Loss and loss expenses	791	788	0
Underwriting expenses	383	360	6
Underwriting profit	$29	$6	383

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	66.0%	68.4%	(2.4)
Underwriting expenses	31.9	31.3	0.6
Combined ratio	97.9%	99.7%	(1.8)

			% Change
Agency renewal written premiums	$1,083	$1,057	2
Agency new business written premiums	159	153	4
Cincinnati Re net written premiums	46	40	15
Other written premiums	(30)	(19)	(58)
Net written premiums	$1,258	$1,231	2

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	64.9%	61.6%	3.3
Current accident year catastrophe losses	5.0	10.2	(5.2)
Prior accident years before catastrophe losses	(3.3)	(2.4)	(0.9)
Prior accident years catastrophe losses	(0.6)	(1.0)	0.4
Loss and loss expense ratio	66.0%	68.4%	(2.4)

Current accident year combined ratio before catastrophe losses	96.8%	92.9%	3.9

•	$27 million or 2 percent growth of first-quarter 2018 property casualty net written premiums. The increase reflected growth initiatives and price increases.

•
$6 million or 4 percent increase in first-quarter 2018 new business premiums written by agencies. The first-quarter increase included a $13 million increase in standard market property casualty production from agencies appointed since the beginning of 2017.

•	46 new agency appointments, including 24 that market only our personal lines products.

•
1.8 percentage-point decrease in the first-quarter 2018 combined ratio, including a decrease of 4.8 points for losses from natural catastrophes, partially offset by an increase of 3.5 points for losses from noncatastrophe weather-related losses.

•	3.9 percentage-point first-quarter 2018 benefit from favorable prior accident year reserve development of $48 million, compared with 3.4 points or $38 million for first-quarter 2017.

•
3.3 percentage-point increase, to 64.9 percent, for the three-month 2018 ratio of current accident year losses and loss expenses before catastrophes, including a decrease of 0.9 points in the ratio for current accident year losses of $1 million or more per claim, and largely reflecting the increase in noncatastrophe weather-related losses.

•
0.6 percentage-point increase in the first-quarter 2018 underwriting expense ratio, compared with the same period of 2017, reflecting a lower amount of deferred acquisition costs that was partially offset by higher earned premiums and ongoing expense management efforts.

CINF 1Q18 Release 3

Commercial Lines Insurance Results

(Dollars in millions)	Three months ended March 31,
	2018	2017	% Change
Earned premiums	$790	$781	1
Fee revenues	2	1	100
Total revenues	792	782	1

Loss and loss expenses	519	535	(3)
Underwriting expenses	258	249	4
Underwriting profit (loss)	$15	$(2)	nm

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	65.6%	68.5%	(2.9)
Underwriting expenses	32.7	31.9	0.8
Combined ratio	98.3%	100.4%	(2.1)

			% Change
Agency renewal written premiums	$771	$772	0
Agency new business written premiums	104	103	1
Other written premiums	(21)	(10)	(110)
Net written premiums	$854	$865	(1)

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	66.2%	61.2%	5.0
Current accident year catastrophe losses	3.8	8.7	(4.9)
Prior accident years before catastrophe losses	(3.5)	(0.3)	(3.2)
Prior accident years catastrophe losses	(0.9)	(1.1)	0.2
Loss and loss expense ratio	65.6%	68.5%	(2.9)

Current accident year combined ratio before catastrophe losses	98.9%	93.1%	5.8

•
$11 million decrease in first-quarter 2018 commercial lines net written premiums, as 2018 premiums produced by agencies matched 2017 while other written premiums decreased. Renewal written premiums were essentially flat, reflecting underwriting discipline as a lower amount for larger policies offset commercial lines average renewal pricing increases in the low-single-digit percent range.

•	$1 million or 1 percent increase in first-quarter 2018 new business written by agencies, as first-quarter 2017 growth of 18 percent was unusually high relative to full-year 2017 growth of 7 percent.

•
2.1 percentage-point decrease in the first-quarter 2018 combined ratio, including a decrease of 4.7 points for losses from natural catastrophes, partially offset by an increase of 3.7 points for losses from noncatastrophe weather-related losses.

•	4.4 percentage-point first-quarter 2018 benefit from favorable prior accident year reserve development of $35 million, compared with 1.4 points or $11 million for first-quarter 2017.

CINF 1Q18 Release 4

Personal Lines Insurance Results

(Dollars in millions)	Three months ended March 31,
	2018	2017	% Change
Earned premiums	$325	$300	8
Fee revenues	1	2	(50)
Total revenues	326	302	8

Loss and loss expenses	238	231	3
Underwriting expenses	97	86	13
Underwriting loss	$(9)	$(15)	40

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	73.3%	76.8%	(3.5)
Underwriting expenses	29.9	28.7	1.2
Combined ratio	103.2%	105.5%	(2.3)

			% Change
Agency renewal written premiums	$264	$245	8
Agency new business written premiums	39	34	15
Other written premiums	(6)	(6)	0
Net written premiums	$297	$273	9

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	64.5%	64.1%	0.4
Current accident year catastrophe losses	9.0	16.0	(7.0)
Prior accident years before catastrophe losses	(0.1)	(2.9)	2.8
Prior accident years catastrophe losses	(0.1)	(0.4)	0.3
Loss and loss expense ratio	73.3%	76.8%	(3.5)

Current accident year combined ratio before catastrophe losses	94.4%	92.8%	1.6

•
$24 million or 9 percent increase in first-quarter 2018 personal lines net written premiums, reflecting growth in new business and higher renewal written premiums that benefited from rate increases averaging in the mid-single-digit percent range.

•	$5 million or 15 percent growth in first-quarter new business written by agencies, primarily from expanding our share of business from agencies’ high net worth clients.

•
2.3 percentage-point decrease in the first-quarter 2018 combined ratio, including a decrease of 6.7 points for losses from natural catastrophes, partially offset by an increase of 3.6 points for losses from noncatastrophe weather-related losses.

•	0.2 percentage-point first-quarter 2018 benefit from favorable prior accident year reserve development of $1 million, compared with 3.3 points or $10 million for first-quarter 2017.

CINF 1Q18 Release 5

Excess and Surplus Lines Insurance Results

(Dollars in millions)	Three months ended March 31,
	2018	2017	% Change
Earned premiums	$56	$48	17

Loss and loss expenses	21	14	50
Underwriting expenses	17	16	6
Underwriting profit	$18	$18	0

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	39.3%	28.9%	10.4
Underwriting expenses	29.5	33.4	(3.9)
Combined ratio	68.8%	62.3%	6.5

			% Change
Agency renewal written premiums	$48	$40	20
Agency new business written premiums	16	16	0
Other written premiums	(3)	(3)	0
Net written premiums	$61	$53	15

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	54.6%	55.5%	(0.9)
Current accident year catastrophe losses	1.8	1.2	0.6
Prior accident years before catastrophe losses	(17.2)	(27.4)	10.2
Prior accident years catastrophe losses	0.1	(0.4)	0.5
Loss and loss expense ratio	39.3%	28.9%	10.4

Current accident year combined ratio before catastrophe losses	84.1%	88.9%	(4.8)

•
$8 million or 15 percent increase in first-quarter 2018 excess and surplus lines net written premiums, in part reflecting higher renewal written premiums that benefited from rate increases averaging in the low-single-digit percent range.

•	Less than $1 million increase in first-quarter new business written by agencies, reflecting careful underwriting in a highly competitive market.

•	6.5 percentage-point increase in the first-quarter 2018 combined ratio, largely due to less favorable prior accident year reserve development.

•	17.1 percentage-point first-quarter 2018 benefit from favorable prior accident year reserve development of $10 million, compared with 27.8 points or $13 million for first-quarter 2017.

CINF 1Q18 Release 6

Life Insurance Subsidiary Results

(Dollars in millions)	Three months ended March 31,
	2018	2017	% Change
Term life insurance	$41	$38	8
Universal life insurance	9	10	(10)
Other life insurance, annuity, and disability income products	10	9	11
Earned premiums	60	57	5
Investment income, net of expenses	38	39	(3)
Investment gains and losses, net	—	4	(100)
Fee revenues	1	2	(50)
Total revenues	99	102	(3)
Contract holders’ benefits incurred	63	65	(3)
Underwriting expenses incurred	20	17	18
Total benefits and expenses	83	82	1
Net income before income tax	16	20	(20)
Income tax	3	7	(57)
Net income of the life insurance subsidiary	$13	$13	0

•	$3 million or 5 percent increase in first-quarter 2018 earned premiums, including an 8 percent increase for term life insurance, our largest life insurance product line.

•
Less than $1 million improvement in three-month 2018 life insurance subsidiary net income, as the decrease in investment gains was partially offset by a favorable effect from unlocking of interest rates and other actuarial assumptions.

•	$37 million or 3 percent three-month 2018 decrease to $1.067 billion in GAAP shareholders’ equity for the life insurance subsidiary, primarily from a decrease in unrealized investment gains.

CINF 1Q18 Release 7

Investment and Balance Sheet Highlights
Investments Results

(Dollars in millions)	Three months ended March 31,
	2018	2017	% Change
Investment income, net of expenses	$150	$149	1
Investment interest credited to contract holders’	(24)	(23)	(4)
Investment gains and losses, net	(191)	160	nm
Investments profit	$(65)	$286	nm

Investment income:
Interest	$110	$111	(1)
Dividends	42	39	8
Other	1	1	0
Less investment expenses	3	2	50
Investment income, pretax	150	149	1
Less income taxes	23	35	(34)
Total investment income, after-tax	$127	$114	11

Investment returns:
Average invested assets plus cash and cash equivalents	$17,242	$16,141
Average yield pretax	3.48%	3.69%
Average yield after-tax	2.95	2.83
Effective tax rate	15.4	23.6
Fixed-maturity returns:
Average amortized cost	$10,339	$9,890
Average yield pretax	4.26%	4.49%
Average yield after-tax	3.56	3.28
Effective tax rate	16.3	27.0

•	$1 million or 1 percent rise in first-quarter 2018 pretax investment income, including 8 percent growth in equity portfolio dividends, partially offset by a 1 percent decrease in interest income.

•
$412 million first-quarter 2018 decrease in pretax total investment gains, summarized on the table below. Changes in unrealized gains or losses reported in other comprehensive income, in addition to investment gains and losses reported in net income, are useful for evaluating total investment performance over time and all major components of changes in book value and the value creation ratio.

(Dollars in millions)	Three months ended March 31,
	2018	2017
Investment gains and losses on equity securities sold, net	$3	$149
Unrealized investment gains and losses on equity securities still held, net	(198)	—
Investment gains and losses on fixed-maturity securities sold, net	4	10
Other	—	1
Subtotal - investment gains and losses reported in net income	(191)	160
Change in unrealized investment gains and losses - equity securities	—	97
Change in unrealized investment gains and losses - fixed maturities	(221)	34
Total	$(412)	$291

CINF 1Q18 Release 8

Balance Sheet Highlights

(Dollars in millions, except share data)	At March 31,	At December 31,
	2018	2017
Total investments	$16,721	$17,051
Total assets	21,470	21,843
Short-term debt	24	24
Long-term debt	787	787
Shareholders’ equity	7,946	8,243
Book value per share	48.42	50.29
Debt-to-total-capital ratio	9.3%	9.0%

•	$17.325 billion in consolidated cash and total investments at March 31, 2018, down 2 percent from $17.708 billion at year-end 2017.

•
$10.528 billion bond portfolio at March 31, 2018, with an average rating of A2/A. Fair value decreased $171 million during the first quarter of 2018, including $40 million in net purchases of fixed-maturity securities.

•
$6.086 billion equity portfolio was 36.4 percent of total investments, including $2.917 billion in appreciated value before taxes at March 31, 2018. First-quarter 2018 decrease in fair value of $163 million or 3 percent.

•
$4.993 billion of statutory surplus for the property casualty insurance group at March 31, 2018, down $101 million from $5.094 billion at year-end 2017, after declaring $100 million in dividends to the parent company. For the 12 months ended March 31, 2018, the ratio of net written premiums to surplus was 1.0-to-1, matching year-end 2017.

•
$1.87 three-month 2018 decrease in book value per share, including an addition of $0.73 from net income before investment gains and reductions of $1.98 from investment portfolio net investment losses or changes in unrealized gains for fixed-maturity securities and $0.09 for other items, in addition to a deduction of $0.53 from dividends declared to shareholders.

•
Value creation ratio of negative 2.7 percent for the first three months of 2018, including 1.5 percent from net income before investment gains, which includes underwriting and investment income, and negative 4.0 percent from investment portfolio net investment losses or changes in unrealized gains for fixed-maturity securities.

For additional information or to register for our conference call webcast, please visit cinfin.com/investors.

About Cincinnati Financial
Cincinnati Financial Corporation offers business, home and auto insurance, our main business, through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life and disability income insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:                        Street Address:
P.O. Box 145496                        6200 South Gilmore Road
Cincinnati, Ohio 45250-5496                    Fairfield, Ohio 45014-5141

CINF 1Q18 Release 9

Safe Harbor Statement
This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2017 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 30.
Factors that could cause or contribute to such differences include, but are not limited to:

•	Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes

•	Increased frequency and/or severity of claims or development of claims that are unforeseen at the time of policy issuance

•	Inadequate estimates, assumptions or reliance on third-party data used for critical accounting estimates

•	Declines in overall stock market values negatively affecting the company’s equity portfolio and book value

•
Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets

•	Domestic and global events resulting in capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:

◦	Significant or prolonged decline in the fair value of a particular security or group of securities and impairment of the asset(s)

◦	Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities

◦	Significant rise in losses from surety and director and officer policies written for financial institutions or other insured entities

•	Recession or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies

•	Difficulties with technology or data security breaches, including cyberattacks, that could negatively affect our ability to conduct business and our relationships with agents, policyholders and others

•	Disruption of the insurance market caused by technology innovations such as driverless cars that could decrease consumer demand for insurance products

•
Delays, inadequate data developed internally or from third parties, or performance inadequacies from ongoing development and implementation of underwriting and pricing methods, including telematics and other usage-based insurance methods, or technology projects and enhancements expected to increase our pricing accuracy, underwriting profit and competitiveness

•	Increased competition that could result in a significant reduction in the company’s premium volume

•	Changing consumer insurance-buying habits and consolidation of independent insurance agencies that could alter our competitive advantages

•
Inability to obtain adequate ceded reinsurance on acceptable terms, amount of reinsurance coverage purchased, financial strength of reinsurers and the potential for nonpayment or delay in payment by reinsurers

•	Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability

•	Inability of our subsidiaries to pay dividends consistent with current or past levels

•
Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

◦	Downgrades of the company’s financial strength ratings

◦	Concerns that doing business with the company is too difficult

◦	Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace

◦	Inability or unwillingness to nimbly develop and introduce coverage product updates and innovations that our competitors offer and consumers expect to find in the marketplace

•	Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:

◦	Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates

◦	Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations

◦	Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business

◦
Add assessments for guaranty funds, other insurance‑related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes

◦	Increase our provision for federal income taxes due to changes in tax law

CINF 1Q18 Release 10

◦	Increase our other expenses

◦	Limit our ability to set fair, adequate and reasonable rates

◦	Place us at a disadvantage in the marketplace

◦	Restrict our ability to execute our business model, including the way we compensate agents

•	Adverse outcomes from litigation or administrative proceedings

•
Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002

•
Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others

•	Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location
Further, the company’s insurance businesses are subject to the effects of changing social, global, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

* * *

CINF 1Q18 Release 11

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets and Statements of Income (unaudited)

(Dollars in millions)	March 31,	December 31,
	2018	2017
Assets
Investments	$16,721	$17,051
Cash and cash equivalents	604	657
Premiums receivable	1,626	1,589
Reinsurance recoverable	423	432
Deferred policy acquisition costs	691	670
Other assets	1,405	1,444
Total assets	$21,470	$21,843

Liabilities
Insurance reserves	$8,085	$8,002
Unearned premiums	2,459	2,404
Deferred income tax	652	745
Long-term debt and capital lease obligations	829	827
Other liabilities	1,499	1,622
Total liabilities	13,524	13,600

Shareholders’ Equity
Common stock and paid-in capital	1,655	1,662
Retained earnings	7,565	5,180
Accumulated other comprehensive income	115	2,788
Treasury stock	(1,389)	(1,387)
Total shareholders' equity	7,946	8,243
Total liabilities and shareholders' equity	$21,470	$21,843

(Dollars in millions, except per share data)	Three months ended March 31,
	2018	2017
Revenues
Earned premiums	$1,260	$1,208
Investment income, net of expenses	150	149
Investment gains and losses, net	(191)	160
Other revenues	5	6
Total revenues	1,224	1,523

Benefits and Expenses
Insurance losses and contract holders' benefits	854	853
Underwriting, acquisition and insurance expenses	403	377
Interest expense	13	13
Other operating expenses	4	4
Total benefits and expenses	1,274	1,247

Income (Loss) Before Income Taxes	(50)	276

Provision (Benefit) for Income Taxes	(19)	75

Net Income (Loss)	$(31)	$201

Per Common Share:
Net income (loss)—basic	$(0.19)	$1.22
Net income (loss)—diluted	(0.19)	1.21

CINF 1Q18 Release 12

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures
(See attached tables for reconciliations; additional prior-period reconciliations available at cinfin.com/investors.)
Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.
Management uses certain non-GAAP financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP results to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; supplement reporting segment disclosures with disclosures for a subsidiary company or for a combination of subsidiaries or reporting segments; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.

•
Non-GAAP operating income: Non-GAAP operating income is calculated by excluding investment gains and losses (defined as investment gains and losses after applicable federal and state income taxes) and other significant non-recurring items from net income. Management evaluates non-GAAP operating income to measure the success of pricing, rate and underwriting strategies. While investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses on fixed-maturity securities sold in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses are recognized from certain changes in market values of securities without actual realization. Management believes that the level of investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.

For these reasons, many investors and shareholders consider non-GAAP operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents non-GAAP operating income so that all investors have what management believes to be a useful supplement to GAAP information.

•
Consolidated property casualty insurance results: To supplement reporting segment disclosures related to our property casualty insurance operations, we also evaluate results for those operations on a basis that includes results for our property casualty insurance and brokerage services subsidiaries. That is the total of our commercial lines, personal lines and our excess and surplus lines segment plus our reinsurance assumed operations.

•
Life insurance subsidiary results: To supplement life insurance reporting segment disclosures related to our life insurance operation, we also evaluate results for that operation on a basis that includes life insurance subsidiary investment income, or investment income plus investment gains and losses, that are also included in our investments reporting segment. We recognize that assets under management, capital appreciation and investment income are integral to evaluating the success of the life insurance segment because of the long duration of life products.

CINF 1Q18 Release 13

Cincinnati Financial Corporation

Net Income (Loss) Reconciliation

(Dollars in millions, except per share data)	Three months ended March 31,
	2018	2017
Net income (loss)	$(31)	$201
Less:
Investment gains and losses, net	(191)	160
Income tax on investment gains and losses	40	(57)
Investment gains and losses, after-tax	(151)	103
Non-GAAP operating income	$120	$98

Diluted per share data:
Net income (loss)	$(0.19)	$1.21
Less:
Investment gains and losses, net	(1.16)	0.96
Income tax on investment gains and losses	0.25	(0.34)
Investment gains and losses, after-tax	(0.91)	0.62
Non-GAAP operating income	$0.72	$0.59

Life Insurance Reconciliation

(Dollars in millions)	Three months ended March 31,
	2018	2017
Net income of the life insurance subsidiary	$13	$13
Investment gains and losses, net	—	4
Income tax on investment gains and losses	—	1
Non-GAAP operating income	13	10

Investment income, net of expenses	(38)	(39)
Investment income credited to contract holders’	24	23
Income tax excluding tax on investment gains and losses, net	3	6
Life insurance segment profit	$2	$—

CINF 1Q18 Release 14

Cincinnati Financial Corporation
Other Measures

•
Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this measure is useful, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.

•
Statutory accounting rules: For public reporting, insurance companies prepare financial statements in accordance with GAAP. However, insurers also must calculate certain data according to statutory accounting rules as defined in the NAIC’s Accounting Practices and Procedures Manual, which may be, and has been, modified by various state insurance departments and differ from GAAP. Statutory data is publicly available, and various organizations use it to calculate aggregate industry data, study industry trends and compare insurance companies.

•
Written premium: Under statutory accounting rules, property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. Earned premium, used in both statutory and GAAP accounting, is calculated ratably over the policy term. The difference between written and earned premium is unearned premium.

Value Creation Ratio Calculations

(Dollars are per share)	Three months ended March 31,
	2018	2017
Value creation ratio:
End of period book value*	$48.42	$44.07
Less beginning of period book value	50.29	42.95
Change in book value	(1.87)	1.12
Dividend declared to shareholders	0.53	0.50
Total value creation	$(1.34)	$1.62

Value creation ratio from change in book value**	(3.7)%	2.6%
Value creation ratio from dividends declared to shareholders***	1.0	1.2
Value creation ratio	(2.7)%	3.8%

* Book value per share is calculated by dividing end of period total shareholders' equity by end of period shares outstanding
** Change in book value divided by the beginning of period book value
*** Dividend declared to shareholders divided by beginning of period book value

CINF 1Q18 Release 15

Cincinnati Financial Corporation

Property Casualty Insurance Reconciliation

(Dollars in millions)	Three months ended March 31, 2018
	Consolidated	Commercial	Personal	E&S	Cincinnati Re
Premiums:
Written premiums	$1,258	$854	$297	$61	$46
Unearned premiums change	(58)	(64)	28	(5)	(17)
Earned premiums	$1,200	$790	$325	$56	$29

Statutory ratios:
Combined ratio	96.4%	96.1%	104.6%	67.3%	70.6%
Contribution from catastrophe losses	4.4	2.9	8.9	1.9	(0.3)
Combined ratio excluding catastrophe losses	92.0%	93.2%	95.7%	65.4%	70.9%

Commission expense ratio	18.0%	17.0%	19.2%	24.4%	20.4%
Other underwriting expense ratio	12.4	13.5	12.1	3.6	6.4
Total expense ratio	30.4%	30.5%	31.3%	28.0%	26.8%

GAAP ratios:
Combined ratio	97.9%	98.3%	103.2%	68.8%	81.8%
Contribution from catastrophe losses	4.4	2.9	8.9	1.9	(0.3)
Prior accident years before catastrophe losses	(3.3)	(3.5)	(0.1)	(17.2)	(9.3)
Current accident year combined ratio before catastrophe losses	96.8%	98.9%	94.4%	84.1%	91.4%

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on dollar amounts in thousands.

CINF 1Q18 Release 16